Exhibit 99.1

OSHKOSH CORPORATION

FOR IMMEDIATE RELEASE

For more information, contact:

Financial:	Patrick Davidson
Vice President, Investor Relations
920.966.5939

Media:	Ann Stawski
Vice President, Marketing Communications
920.966.5959

OSHKOSH CORPORATION ANNOUNCES PRICING OF EQUITY OFFERING

OSHKOSH, Wis. — August 6, 2009 — Oshkosh Corporation (NYSE: OSK) today announced that it has successfully priced its public offering of 13,000,000 shares of common stock at $25.00 per share to the public. The company has also granted the underwriters of the offering an option for 30 days to purchase up to 1,950,000 additional shares of common stock. These shares will be offered on the same terms and conditions solely to cover over-allotments, if any. The closing of the offering is subject to customary closing conditions, and the shares are expected to be delivered on August 12, 2009.

Assuming no exercise of the overallotment option, the company expects to receive net proceeds from this offering of approximately $311.4 million after deducting underwriting discounts and commissions and estimated expenses of the offering. The company plans to use the net proceeds of the offering to repay a portion of the term loan borrowings under its credit agreement.

BofA Merrill Lynch, J.P. Morgan, and Goldman, Sachs & Co. are the joint book-running managers for the offering.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. The company has filed a registration statement (including a related prospectus and preliminary prospectus supplement) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you may obtain more information about the Company and this offering by reading the prospectus in that registration statement, the preliminary prospectus supplement and other documents the company has filed or will file with the SEC. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from BofA Merrill Lynch, Attention: Prospectus Department, 4 World Financial Center, New York, NY 10080 (1-212-449-1000), from J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245 (718-242-8002), or from Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (866-471-2526).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oshkosh Corporation

Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire & emergency and military vehicles and vehicle bodies. Oshkosh Corp. manufactures, distributes and services products under the brands of Oshkosh®, JLG®, Pierce®, McNeilus®, Medtec®, Jerr-Dan®, BAI™, Oshkosh Specialty Vehicles, Frontline™, SMIT™, CON-E-CO®, London® and IMT®. Oshkosh products are valued worldwide in businesses where high quality, superior performance, rugged reliability and long-term value are paramount. For more information, log on to www.oshkoshcorporation.com.

®, ™ All brand names referred to in this news release are trademarks of Oshkosh Corporation or its subsidiary companies.

Forward-looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the consequences of financial leverage associated with the JLG acquisition, including the level of the Company’s borrowing costs, the increased interest rates the Company would face if it experienced a deterioration or downgrade in credit agency ratings and the Company’s ability to maintain compliance with its financial covenants under its credit agreement; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during a global recession and credit crisis; the duration of the global recession, which could lead to additional impairment charges related to many of the Company’s intangible assets; risks related to the required rapid increase in the rate of production for the M-ATV contract and the amount, if any, of additional orders for M-ATVs that the Company may receive; the expected level and timing of U.S. Department of Defense procurement of products and services and funding thereof; risks related to reductions in government expenditures and the uncertainty of government contracts; risks related to production delays as a result of the economy’s impact on the Company’s suppliers; the potential for commodity costs to rise sharply in a future economic recovery; risks associated with international operations and sales, including foreign currency fluctuations; risks related to the collectability of receivables during a recession, particularly for those businesses with exposure to construction markets; and the potential for increased costs relating to compliance with changes in laws and regulations. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including the prospectus supplement for the offering to which this communication relates. All forward-looking statements speak only as of the date of this press release. The Company assumes no obligation, and disclaims any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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